UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 20, 2007

DAVITA INC.

(Exact name of registrant as specified in its charter)

Delaware	1-14106	No. 51-0354549
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Hawaii Street

El Segundo, California 90245

(Address of principal executive offices including Zip Code)

(310) 536-2400

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01.	Entry into a Material Definitive Agreement.

On December 20, 2007, DaVita Inc. (the “Company”) entered into a Dialysis Organization Agreement (the “Agreement”) with Amgen USA Inc. (“Amgen”) which sets forth the terms under which the Company and its affiliates will purchase Epoetin alfa (“Epogen”). Amgen is the sole supplier of Epogen which is used by the Company in the treatment of dialysis patients. The Agreement replaces in its entirety the Dialysis Organization Agreement, effective February 3, 2006, between the Company and Amgen which expires by its terms on December 31, 2007. The term of the Agreement commences January 1, 2008 and ends December 31, 2010.

The Agreement, among other things, provides for discount pricing and rebates for Epogen. Some of the rebates are subject to various qualification requirements for which the Company will be evaluated during the term of the Agreement. These qualification requirements are based on a variety of factors, including, process improvement targets and data submission.

The Agreement allows for termination by either party by prior written notice to the other party, and allows for modification or renegotiation in the event of a change in law or regulation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAVITA INC.

Date: December 28, 2007	By:	/s/ Joseph Schohl
Joseph Schohl
Vice President, General Counsel and Secretary